UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): January 30, 2007

EWORLD INTERACTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-130707	65-0855736

(State of Organization)	(Commission File Number)	(I.R.S. Employer
		Identification No.)

1088 South Pudong Road, Suite 1202, Shanghai, China 200120
(Address of Principal Executive Offices)

(021) 6888 0708

Registrants Telephone Number

1850 Southeast 17th Street, Suite 300, Ft. Lauderdale, FL		33316
(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Eworld Interactive, Inc.

Report on Form 8-K

Section 8 – Other Events

Item 8.01 Press Release

Eworld Interactive, Inc. and Shanghai Eworld China Information Technologies Co., Ltd. Join Forces to Enter Online Social Networking Space in the World’s Fastest Growing Internet Market

Tuesday January 30

SHANGAI, CHINA – (Market Wire) – Jan 30, 2007 - Eworld Interactive, Inc. (the "Company") (OTCBB: EWIN ) is pleased to announce that it has entered into a letter of intent to provide consulting and technical services to Shanghai Eworld China Information Technologies Co., Ltd.

Shanghai Eworld China Information Technologies Co., Ltd., is the operator of Chinese internet entertainment portal www.eworldchina.cn. The portal is a leader in China’s online interactive community providing users with a platform for social networking, collaborative gaming, and content publishing online. Content comes in the form of user generated content as well as content supplied by leading content providers and game developers. The Company will focus its efforts on acquiring new users and retaining them by continually improving their online experience. Guy Peckham, CEO, stated, “This is the first step towards Eworld building and operating a world class web platform for the fastest growing online market in the world.” According to the China Internet Network Information Center (CINIC) (www.cnnic.net.cn/en/index/index.htm), Chinese internet users have recently surpassed 120 million users and expectations are this will continue to grow at double digit growth annually. “The Shanghai development team’s capabilities matched with western expertise will assure the execution of our plans to lead the social networking space in China,” concluded Mr. Peckham.

Shanghai Eworld China Information Technologies Co., Ltd, Inc.’s management joins an experienced team in Eworld Interactive, Inc. that share one vision to capitalize on the opportunities present for building online communities in the People’s Republic of China. Eworld China’s team has a proven track record in developing and operating top Chinese online properties in the areas of search and online gaming. The Company continues to developed unique functions and distinctive technologies that will be launching over the coming months.

ON BEHALF OF THE BOARD Eworld Interactive, Inc. Guy Peckham, President & CEO

About Eworld:

Eworld China is the developers of eworldchina.cn, an online community focused on entertainment content provided by both leading professional content producers and amateur content produced by users of the website. The online platform allows users to create and define their own personal space in the community then interact with and within the community on multiple levels. Users can interact user-to-user, user-to-group, user-to-club, user-to-community and through voting and rankings. These users then have access to and can interact with entertainment content provided by leading partners and affiliates producing music, television, film, gaming and more. The Company creates circular interaction among its website users and the content programming consumers thus continuously involving the audience. Revenues are derived through a combination of advertising sales, sponsorships and promotions, subscriptions and services fees as well as revenue sharing deals with partners and affiliates.

Contact:
Eworld Interactive, Inc.
Guy Peckham
President and CEO
1-38-1613-5001

Eworld Interactive, Inc.

Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eworld Interactive, Inc.

Date: January 30, 2007	By:	\s\ Guy Peckham, President

		Name:	Guy Peckham
		Title:	President and CEO